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                                                                  EXHIBIT 3(i)

                    RESTATED CERTIFICATE OF INCORPORATION

                                      of


                      AMERICAN INTERNATIONAL GROUP, INC.




                             --------------------



        American International Group, Inc. (the "Company"), a corporation which is organized and existing under and by virtue of the General Corporation Law of the State of Delaware and which was originally incorporated under such law as "American International Enterprises, Inc." on June 9, 1967, DOES HEREBY
CERTIFY:

FIRST: That at a meeting of the Board of Directors of the Company resolutions were duly adopted setting forth a proposed Restated Certificate of Incorporation of said Company, declaring the restatement and amendment of the Restated Certificate of Incorporation of said Company to be advisable and directing that the amendment proposed be considered at the next annual meeting of the stockholders of said Company. The resolution setting forth the restatement is as follows:

                               R E S O L V E D


        That the Certificate of Incorporation of AMERICAN INTERNATIONAL GROUP, INC. (the "Company") is restated and amended so that as restated and amended it will read in its entirety as follows:


                                "ARTICLE ONE.

                                    Name.

        The name of the Company is AMERICAN INTERNATIONAL GROUP, INC.


                                 ARTICLE TWO.


                   Registered Office and Registered Agent.



        Its principal office is to be located in the City of Dover, in The County of Kent, in the State of Delaware. The name of its resident agent is the UNITED STATES CORPORATION COMPANY, whose address is 32 Loockerman Square, Suite L-100 in said City.
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                                 ARTICLE THREE.

                         Corporate Purposes and Powers.

        The nature of the business or purposes to be conducted or promoted by the Company is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware, including, but not limited to, the business of insurance agent, broker or adjuster.


                                 ARTICLE FOUR.

                                 Capital Stock

        The total number of shares of all classes of stock which the Company shall have authority to issue is 1,006,000,000, of which 6,000,000 shares are to be Serial Preferred Stock, par value $5.00 per share (hereinafter called the "Serial Preferred Stock") and 1,000,000,000 shares are to be Common Stock, par value $2.50 per share (hereinafter called the "Common Stock").

        The voting powers, designations, preferences and relative, participating, optional and other special rights, and the qualifications, limitations and restrictions thereof, of the Serial Preferred Stock and the Common Stock, in addition to those set forth elsewhere herein, are as follows:

        (1) The Serial Preferred Stock may be issued from time to time by the Board of Directors, as shares of one or more series of Serial Preferred Stock, and, subject to subdivisions (2) through (6) of this Article Four, the Board of Directors or a duly authorized committee thereof is expressly authorized, prior to issuance, in the resolution or resolutions providing for the issue of shares of each particular series, to fix the relative rights, preferences or limitations of the shares of the series, including but not limited to the following:

                (a) The distinctive serial designation of such series which shall distinguish it from other series:

                (b) The number of shares included in such series, which number may be increased or decreased from time to time unless otherwise provided in the resolutions creating the series;

                (c) The dividend rate or rates (or method of determining such rate or rates) for shares of such series and the date or dates (or the method of determining such date or dates) upon which such dividends shall be payable;



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                (d) Whether dividends on the shares of such series shall be cumulative, and, in the case of shares of any series having cumulative dividend rights, the date or dates or method of determining the date or dates from which dividends on the shares of such series shall be cumulative;

                (e) The amount or amounts which shall be paid out of the assets of the Company to the holders of the shares of such series upon voluntary or involuntary liquidation, dissolution or winding up of the Company;

                (f) The price or prices at which, the period or periods within which and the terms and conditions upon which the shares of such series may be redeemed or exchanged, in whole or in part;

                (g) The obligation, if any, of the Company to purchase or redeem shares of such series pursuant to a sinking fund or otherwise and the price or prices at which, the period or periods within which and the terms and conditions upon which the shares of such series shall be redeemed, in whole or in part, pursuant to such obligation;

                (h) The period or periods within which and the terms and conditions, if any, including the price or prices or the rate or rates of conversion and the terms and conditions of any adjustments thereof, upon which the shares of such series shall be convertible at the option of the holder into shares of any other class of stock or into shares of any other series of Serial Preferred Stock, except into shares of a class having rights or preferences as to dividends or distribution of assets upon liquidation which are prior or superior in rank to those of the shares being converted;

                (i) The voting rights, if any, of the shares of such series in addition to those required by law, including the number of votes per share and any requirement for the approval by the holders of up to 66 2/3% of all Serial Preferred Stock, or of the shares of one or more series, or of both, as a condition to specified corporate action or amendments to the Restated Certificate of Incorporation; and

                (j) Any other relative rights, preferences or limitations of the shares of the series not inconsistent herewith or with applicable law.

        (2) All Serial Preferred Stock (a) shall rank senior to the Common Stock in respect of the right to receive dividends and the right to receive payments out of the assets of the Company upon voluntary or involuntary liquidation, dissolution or winding up of the Company and (b) shall be of equal rank with all other shares of the Serial Preferred Stock as to the right to receive dividends and






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the right to receive payments out of the assets of the Company upon voluntary or involuntary liquidation, dissolution or winding up of the Company.

        (3) No dividend shall be paid upon, or declared or set apart for, any share of Serial Preferred Stock or any other share of preferred stock ranking on a parity with the Serial Preferred Stock as to dividends unless at the same time a like proportionate dividend, ratably in proportion to the respective dividend rates fixed therefor, shall be paid upon, or declared and set apart for, all shares of Serial Preferred Stock and preferred stock of all series ranking on a parity as to dividends then issued and outstanding and on which dividends are accrued and payable for all dividend periods terminating on or prior to the dividend payment date.

        (4) In no event, so long as any shares of Serial Preferred Stock shall be outstanding, shall any dividend, whether in cash or property, be paid or declared, nor shall any distribution be made, on any junior stock, nor shall any shares of any junior stock be purchased, redeemed or otherwise acquired for value by the Company, unless all dividends on the Serial Preferred Stock of all series and any series of preferred stock ranking on a parity with the Serial Preferred Stock as to dividends for all past dividend periods and for the then current period shall have been paid or declared and a sum sufficient for the payment thereof set apart, and unless the Company shall not be in default with respect to any of its obligations with respect to any past period with respect to any sinking fund for any series of Serial Preferred Stock and preferred stock ranking on a parity with the Serial Preferred Stock as to dividends.
The foregoing provisions of this sub-division (4) shall not, however, apply to a dividend payable on any junior stock, or to the acquisition of shares of any junior stock in exchange for, or through application of the proceeds of the sale of, shares of any other junior stock.

        (5)In the event of any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Company, then, before any distribution or payment shall be made to the holders of any junior stock, the holders of the Serial Preferred Stock and any shares of preferred stock ranking on a parity therewith as to liquidation shall be entitled to be paid in full the respective amounts of the liquidation preferences thereof, which in the case of Serial Preferred Stock shall be the amounts fixed in accordance with the provisions of subdivision (1) of this Article Four, together with accrued dividends to such distribution or payment date whether or not earned or declared. If such payment shall have been made in full to the holders of the Serial Preferred Stock and any series of preferred stock ranking on a parity therewith as to liquidation, the remaining assets and funds of the Company shall be distributed among the holders of the junior stock, according to their respective rights and preferences and in each case according




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to their respective shares. If, upon any liquidation, dissolution or winding up of the affairs of the Company, the amounts so payable are not paid in full to the holders of all outstanding shares of Serial Preferred Stock and any series of preferred stock ranking on a parity therewith as to liquidation, the holders of all series of Serial Preferred Stock and any series of preferred stock ranking on a parity therewith as to liquidation shall share ratably in any distribution of assets in proportion to the full amounts to which they would otherwise be respectively entitled. Neither the consolidation or merger of the Company, nor the sale, lease or conveyance of all or a part of its assets, shall be deemed a liquidation, dissolution or winding up of the affairs of the Company within the meaning of the foregoing provisions of this subdivision (5).

        (6) No holder of Serial Preferred Stock shall be entitled as a matter of right to subscribe for or purchase, or have any preemptive right with respect to, any part of any new or additional issue of stock of any class whatsoever, or of securities convertible into any stock of any class whatsoever, whether now or hereafter authorized and whether issued for cash or other consideration or by way of dividend.

        (7) As used herein with respect to the Serial Preferred Stock or in any resolution adopted by the Board of Directors providing for the issue of any particular series of the Serial Preferred Stock as authorized by subdivision
(1) of this Article Four, the following terms shall have the following meanings:

                (a) The term "junior stock" shall mean the Common Stock and any other class of stock of the Company hereafter authorized over which the Serial Preferred Stock has preference or priority in the payment of dividends or in the distribution of assets on any liquidation, dissolution or winding up of the Company.

                (b) The term "sinking fund" shall mean any fund or requirement for the periodic requirement for the periodic retirement of shares.

                (c) The term "accrued dividend", with respect to any share of any series, shall mean an amount computed at the annual dividend rate for the series of which the particular share is a part, from the date on which dividends on such share is a part, from the date on which dividends on such share became cumulative to and including the date to which such dividends are to be accrued, less the aggregate amount of all dividends theretofore paid thereon.

       (8) No holder of any share or shares of stock of the Company shall be entitled as of right to subscribe for, purchase or receive any shares of stock of any class or any other securities which the Company may issue, whether now or hereafter authorized, and whether such stock or securities be issued for money or for a consideration






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other than money or by way of a dividend and all such shares of stock or other securities may be issued or disposed of by the Board of Directors to such persons, firms, corporations, and associations and on such terms as it, in its absolute discretion, may deem advisable, without offering to stockholders then of record or any class of stockholders any thereof upon the same terms or upon any terms.

        (9) The holders of the shares of Common Stock will be entitled to one vote per share of such stock on all matters except as herein or by statute otherwise provided.

                                 ARTICLE FIVE.

                                Minimum Capital.

        The minimum amount of capital with which the Company will commence business is $1,000.


                                  ARTICLE SIX.

                              Corporate Existence.

        The Company is to have perpetual existence.


                                 ARTICLE SEVEN.

                     Liability of Holders of Capital Stock
                              for Corporate Debts.

        The private property of the stockholders shall not be subject to the payment of corporate debts to any extent whatever.


                                 ARTICLE EIGHT.

                    Powers of Board of Directors; Meetings;
                             Corporate Books; Etc.

        The following provisions are inserted for the management of the business and for the conduct of the affairs of the Company, and for further definition, limitation and regulation of the powers of the Company and of its directors and stockholders:

        (1) Subject to the provisions of subdivision (6) of Article Four hereof, the number of directors of the Company shall be such as from time to time shall be fixed by, or in the manner provided in the By-Laws. Election of directors need not be by ballot unless the By-Laws so provide.



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        (2) The Board of Directors shall have power:

                (a) Without the assent or vote of the stockholders, to make, alter, amend, change, add to, or repeal the By-Laws of the Company; to fix any vary the amount to be reserved for any proper purpose and to abolish any such reserve in the manner in which it was created; to authorize and cause to be executed mortgages and liens upon any part of the property of the Company provided it be less than substantially all; to determine the use and disposition of any surplus or net profits and to fix the times for the declaration and payment of dividends.

                (b) To determine from time to time whether, and to what extent, and at what times and places, and under what conditions and regulations, the accounts and books of the Company (other than the stock ledger) or any of them, shall be open to the inspection of the stockholders.

                (c) By resolution passed by a majority of the whole board, to designate one or more committees, each committee to consist of two or more of the directors of the Company, which, to the extent provided in the resolution or in the By-Laws of the Company, shall have and may exercise the powers of the Board of Directors in the management of the business and affairs of the Company, and may authorize the seal of the Company to be affixed to all papers which may require it. Such committee or committees shall have such name or names as may be stated in the By-Laws of the Company or as may be determined from time to time by resolution adopted by the Board of Directors.

                (d) When and as authorized by the affirmative vote of the holders of a majority of the stock issued and outstanding having voting power given at a stockholders' meeting duly called for that purpose, or when authorized by the written consent of the holders of a majority of the voting stock issued and outstanding, to sell, lease or exchange all of the property and assets of the Company, including its good will and its corporate franchises, upon such terms and conditions and for such consideration, which may be in whole or in part shares of stock in, and/or other securities of, any other corporation or corporations, as its Board of Directors shall deem expedient and for the best interests of the Company.

        (3) The directors in their discretion may submit any contract or act for approval or ratification at any annual meeting of the stockholders or at any meeting or the stockholders called for the purpose of considering any such act or contract, and any contract or act that shall be approved or be ratified by the vote of the holders of a majority of the stock of the Company which is represented in person or by proxy at such meeting and entitled to


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vote thereat (provided that a lawful quorum of stockholders be there represented in person or by proxy) shall be as valid and as binding upon the Company and upon all the stockholders, as though it had been approved or ratified by every stockholder of the Company, whether or not the contract or act would otherwise be open to legal attack because of directors' interest, or for any other reason.

        (4) The stockholders and directors shall have power to hold their meetings if the By-Laws so provide and (except as the laws of the State of Delaware shall otherwise provide) keep the books, documents and papers of the Company, outside of the State of Delaware, and to have one or more offices within or without the State of Delaware, at such places as may be from time to time designated by the By-Laws or by resolution of the stockholders or directors, except as otherwise required by the laws of Delaware.

        (5) In addition to the powers and authorities hereinbefore or by statute expressly conferred upon them, the directors are hereby empowered to exercise all such powers and do all such acts and things as may be exercised or done by the Company; subject, nevertheless, to the provisions of the statutes of Delaware, of this certificate, and to any By-Laws from time to time made by the stockholders; provided, however, that no By-Laws so made shall invalidate any prior act of the directors which would have been valid if such By-Laws had not been made.

                                 ARTICLE NINE.

                          Transactions with Directors.

        No contract or other transaction between the Company and any other corporation, whether or not a majority of the shares of the capital stock of such other corporation is owned by the Company, and no act of the Company shall in any way be affected or invalidated by the fact that any of the directors of the Company are financially or otherwise interested in, or are directors or officers of, such other corporation; any director individually, or any firm of which such director may be a member, may be a party to, or may be financially or otherwise interested in, any contract or transaction of the Company, provided that the fact that he or such firm is so interested shall be disclosed or shall have been known to the Board of Directors or a majority thereof; and any director of the Company who is also a director or officer of such other corporation, or who is so interested, may be counted in determining the existence of a quorum at any meeting of the Board of Directors of the Company which shall authorize such contract or transaction and may vote thereat to authorize such contract or transaction, with like force and effect as if he were not such director or officer of such other corporation or not so interested.










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                                  ARTICLE TEN.

                   Indemnification of Directors and Officers.

        The Company shall indemnify to the full extent permitted by law any person made, or threatened to be made, a party to an action, suit or proceeding (whether civil, criminal, administrative or investigative) by reason of the fact that he, his testator or intestate is or was a director, officer or employee of the Company or serves or served any other enterprise at the request of the Company.


                                ARTICLE ELEVEN.

                         Reservation of Right to Amend
                         Certificate of Incorporation.

        The Company reserves the right to amend, alter, change or repeal any provision contained in this Certificate of Incorporation in the manner now or hereafter prescribed by law, and all rights and powers conferred herein on stockholders, directors and officers are subject to this reserved power.


                                ARTICLE TWELVE.


        No director of the Company shall be liable to the Company or its stockholders for monetary damages for breach of fiduciary duty as a director, except to the extent such an exemption from liability or limitation thereof is not permitted under the Delaware General Corporation Law as presently in effect or as the same may hereafter be amended. No amendment to or repeal of these provisions shall apply to or have any effect on the liability or alleged liability of any director of the Company for or with respect to any acts or omissions of such director occurring prior to such amendment or repeal."

        SECOND: That, pursuant to resolution of its Board of Directors, the annual meeting of the stockholders of said Company was duly called and held, at which meeting the necessary number of shares as required by statute were voted in favor of the aforesaid amendment.

        THIRD: That said restatement and amendment was duly adopted in accordance with the provisions of Sections 242 and 245 of the General Corporation Law of the State of Delaware.



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        FOURTH: That the capital of said Company will not be reduced under or by reason of said restatement and amendment.

        IN WITNESS WHEREOF, said AMERICAN INTERNATIONAL GROUP, INC. has caused its corporate seal to be hereunto affixed and this Certificate to be signed by Edward E. Matthews, its Vice Chairman, and Kathleen E. Shannon, its Secretary this 2nd day of June, 1995.


                                        AMERICAN INTERNATIONAL GROUP, INC.



                                        By     /s/ Edward E. Matthews
                                           _______________________________
                                                    Vice Chairman



                                        By     /s/ Kathleen E. Shannon
                                           _______________________________
                                                       Secretary








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STATE OF NEW YORK   }
                    }   ss.:
COUNTY OF NEW YORK  }


        BE IT REMEMBERED that on this 2nd day of June, 1995, personally came before me, a Notary Public in and for the County and State aforesaid, Edward E. Matthews, Vice Chairman of American International Group, Inc., (the
"Company"), a corporation of the State of Delaware, the Company described in and which executed the foregoing certificate, known to me personally to be such, and he, the said Edward E. Matthews as such Vice Chairman, duly executed said certificate before me and acknowledged the said certificate to be his act and deed and the act, and deed of said Company; that the signature of the said Vice Chairman and of the Secretary of said Company to said certificate are in the handwriting of the said Vice Chairman and Secretary of said Company, respectively, and that the seal affixed to said certificate is the common or corporate seal of said Company, and that the facts stated therein are true.

        IN WITNESS WHEREOF, I have hereunto set my hand and seal of office the day and year aforesaid.



                                            /s/ Patrick R. McAuliffe
                                        ______________________________________
                                                    Notary Public


                                                 PATRICK R. MCAULIFFE
                                           NOTARY PUBLIC, State of New York
                                                    No. 30-4862118
                                              Qualified in Nassau County
                                            Commission Expire June 23, 1996









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